As filed with the Commission on April 25, 2024

Commission File No. 333-271573

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

Registration Statement Under

THE SECURITIES ACT OF 1933

ELEMENTS VENTURES GROUP INC.
(Exact name of registrant as specified in charter)

Wyoming	7370	N/A
(State or other jurisdiction	(Primary Standard Classi-	(IRS Employer
of incorporation)	fication Code Number)	I.D. Number)

Elements Ventures Group Inc.

9980 Dufferin Street #20026

Vaughan, Ontario L6A 4M4

(647) 405-1054

elementsvg@protonmail.com

(Address and telephone number of principal executive offices)

Elements Ventures Group Inc.

9980 Dufferin Street #20026

Vaughan, Ontario L6A 4M4

(Address of principal place of business or intended principal place of business)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “ large accelerated filer,” “ accelerated filer,” “ smaller reporting company, ” and “ emerging growth company ” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration Statement

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

1

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated April____, 2024

PRELIMINARY PROSPECTUS

ELEMENTS VENTURES GROUP INC.

6,000,000 SHARES OF COMMON STOCK

NO MINIMUM

AND

4,570,500 SHARES OF COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS

$0.35 PER SHARE

This is the initial public offering of the shares of common stock of Elements Ventures Group Inc., a Wyoming company (“we”, “us”, “our”, “Elements”, the “Company” or similar terms).  We are offering for sale a total of 6,000,000 shares of our Common Stock at a price of $0.35 per share in a "self-underwritten", best effort, no minimum basis. Subscription funds that are accepted by us will be deposited directly into its operating account and will not be held in escrow. The funds will be available for our immediate use. In addition, the selling stockholders are selling 4,570,500 shares of common stock at a price of $0.35 per share. We will not receive proceeds from the sale of any shares by the selling stockholders Selling shareholders named herein may be deemed underwriters of the shares of common stock which they are offering. This offering will terminate 365 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days or terminated. We have arbitrarily determined the offering price of $0.35 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We are making this offering without the involvement of underwriters or broker-dealers.

Prior to this offering, there has been no public market for our common stock After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) for a trading symbol and to have our common stock quoted on the OTC Pink Market. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Our sole officer and director Dmitry Kinslikh owns 60.5% of our currently outstanding common stock. As a result, we are a “controlled company”. If we are to sell all of the shares we are register in this offering, Mr. Kinslikh will own 39.8% of our outstanding common stock. None of Mr. Kinslikh or any member of his immediate family are selling any shares in this offering.

Purchase of our common stock involves a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS APRIL____, 2024

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TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	8
Risk Factors Related to Our Company	8
Risk Factors Relating to Our Common Stock	11
Use of Proceeds	13
Determination of Offering Price	13
Dilution	14
Selling Stockholders	14
Plan of Distribution	15
Description of Securities	16
Description of Business	17
Legal Proceedings	33
Market for Common Equity and Related Stockholder Matters
Management’s Discussion and Analysis of Financial Condition and Results of Operations	35
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	38
Directors, Executive Officers, Promoters and Control Persons	41
Executive Compensation	42
Security Ownership of Certain Beneficial Owners and Management	42
Certain Relationships and Related Transactions	43
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Where You Can Find More Information	43
Interests of name experts and counsel	43
Financial Statements	F-1
3

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 2024 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

Our Business

We are a development stage company and were incorporated in Wyoming on January 31, 2022.  Dmitry Kinslikh is our founder. We are a technology led company focused on bringing healthcare technologies for people to help them live a healthier and better life. Our address is 9980 Dufferin Street #20026, Vaughan, Ontario L6A 4M4 and our telephone number is (647) 405-1054.

Since inception we have generated no revenues and earned a net loss of $41,196.  To implement our plan of operations we require a minimum funding of $80,000 for the next twelve months.  Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

We are an “emerging growth company” within the meaning of the federal securities laws.  For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 15 of this prospectus.

We contend that we are not a “shell company” within the meaning of Rule 405 or a blank check company because we have a defined business plan which we have begun executing and we no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

We are developing a Health and Fitness as well as Diet and Nutrition app rolled into one called “FITLY”. FITLY is a cutting-edge health and wellness platform that aims to revolutionize the way individuals approach fitness, food, and nutrition.

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The Offering

Securities offered by the Company:	6,000,000 shares of our common stock, par value $0.0001 per share.
Securities Being Offered by the Selling Shareholders:	4,570,500 shares of our common stock, par value $0.0001 per share.
Offering price:	$0.35
Duration of offering:	The shares are being offered for a period not to exceed 365 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.
Gross proceeds to us:	$2,100,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 21
Market for the common stock:	There is no public market for our shares. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the OTC Pink Market.
Shares outstanding prior to offering:	11,570,500
Shares outstanding after offering:	17,570,500 (assuming all the shares are sold)
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 14.

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EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
b.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;
c.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
d.	The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley.  Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting.  This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act.  An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.  These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

7

RISK FACTORS

An investment in our common stock involves a high degree of risk.  This section includes all of the known material risks in the offering.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE NOT EARNED REVENUE AS OF AUGUST 31, 2023 AND OUR ABILITY CONTINUE OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $41,196 for the period since our inception on January 31, 2022 to August 31, 2023, and have no revenues as of this date.  Our future is dependent upon our ability to obtain financing and upon future profitable operations in the technology business.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth.  These factors raise a doubt that we will be able to continue as a going concern.  BF Borgers CPA PC our independent registered public accounting firm has expressed a doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital when needed, our director Dmitry Kinslikh has agreed to give us an interest-free loan to fund our operations.  Otherwise, we will not be able to complete our business plan.  As a result, we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant’s comments when determining whether to make an investment.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO CONTINUE OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS.  WE MAY NEED TO OBTAIN ADDITIONAL FINANCING.

Our current operating funds are less than necessary to complete our intended operations in the technology business.  We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus.  As of August 31, 2023, we had cash in the amount of $11,771 and liabilities of $49,380.  The proceeds of this offering may not be sufficient for us to achieve additional revenues and profitable operations.  We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues.  Please see the section titled “Plan of Operations” for a description of possible funding from our director.

We require a minimum funding of approximately $80,000 to conduct our proposed operations for a period of one year.   After one year we may need additional financing.  If we do not generate any revenue, we may need a minimum of $20,000 of additional funding to pay for ongoing SEC filing requirements.  Even if we generate revenues, such revenues may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs.  We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

8

WE REQUIRE ADDITIONAL CAPITAL AND FINANCING TO CONTINUE OUR BUSINESS AND FAILURE TO OBTAIN CAPITAL COULD CAUSE OUR BUSINESS TO FAIL.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in the Notes of our August 31, 2023 financial statements, we are in the development stage of operations, have had losses from operations since inception, no revenues and insufficient working capital available to implement our business plan and to meet ongoing financial obligations over the next fiscal year. Our Auditor has raised “substantial doubt regarding the Company's ability to continue as a going concern”, or in other words remain in business. We will require additional capital and financing in order to continue otherwise our business will fail. We have made no definitive arrangements for any additional capital or financing.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS.  WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on January 31, 2022 and have commenced limited business operations.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  We anticipate that we will incur increased operating expenses without realizing significant revenues.  We expect to incur significant losses in the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful.  If we are unsuccessful in addressing these risks, our business will most likely fail.

RISKS ASSOCIATED WITH LACK OF DEMAND FOR OUR SERVICES.

Although we are yet to begin selling our services, our business may be harmed if there is insufficient demand for our services.  Our profits may not be enough if there will be a lack of customers who are interested in our services or turn to our competitors.  We will have to use additional resources for marketing in social networks and others.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy and has impacted levels of consumer spending.  These macroeconomic developments may affect our business, operating results or financial condition in a number of ways.  For example, our potential customers may never start spending with us or may have difficulty paying us.  A slow or uneven pace of economic recovery would negatively affect our ability to start our business and obtain financing.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY.  IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Although we are yet to begin selling our products, due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products/services known to potential customers.  Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, IF ONLY 25% OF THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If only 25% of our offering shares are sold, Mr. Dmitry Kinslikh, our sole officer and director, will own more than 50% of the outstanding shares of our common stock.  Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Dmitry Kinslikh may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

9

MR. DMITRY KINSLIKH, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HIS OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because our sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls.  As the sole director, Mr. Dmitry Kinslikh has the sole authority to appoint our officers and determine their compensation.  Accordingly, Mr. Dmitry Kinslikh could determine, as our sole director that his salary and perquisites are equal to or exceed our net income, if we ever have an income.  In the event that Mr. Dmitry Kinslikh does determine that he is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise his salary and perquisites since he controls a majority of the voting securities of the Company and will continue to do so even after the offering.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.  AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  We may in the future discover areas of our internal controls that need improvement.  Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting.  We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes.  Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective.  Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director Dmitry Kinslikh.  The Company does not have an employment agreement in place with its sole officer and director.  His departure or the loss of any other key personnel in the future could have a material adverse effect on the business.  There is no guarantee that replacement personnel, if any, will help the Company to operate profitably.  The Company does not maintain key person life insurance on its sole officer and director.

WE DO NOT MAINTAIN ANY INSURANCE AND DO NOT INTEND TO MAINTAIN INSURANCE IN THE FUTURE.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future.  Because we do not have any insurance, if we are made a part of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY THAT IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company.  Dmitry Kinslikh, our sole officer and director has no experience managing a public company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR PRESIDENT, MR. DMITRY KINSLIKH DOES NOT HAVE ANY PRIOR EXPERIENCE IN SELLING STOCKS, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED.  AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO START OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Dmitry Kinslikh does not have any experience in selling stocks.  Consequently, we may not be able to raise any funds successfully.  Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.  Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

10

RISK FACTORS RELATING TO OUR COMMON STOCK

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders’ interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

IF WE DECIDE TO SUSPEND OUR OBLIGATIONS TO FILE REPORTS UNDER SECTION 15(D), THEN OUR SHAREHOLDERS WILL NOT RECEIVE PUBLICLY DISSEMINATED INFORMATION AND WILL BE A PRIVATE COMPANY.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by fewer than 300 persons, or by fewer than 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company.

Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

IF WE DO NOT REGISTER A CLASS OF SECURITIES UNDER SECTION 12 OF THE EXCHANGE ACT, WE WILL BE SUBJECT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT AND INVESTORS MAY NOT BE ABLE TO OBTAIN SUFFICIENT INFORMATION REGARDING THE COMPANY AND WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

If we do not register a class of securities under Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Securities Exchange Act and, accordingly, will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, therefore, investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

IF WE ARE CONSIDERED A "SHELL COMPANY," THE TRADABILITY OF OUR SHARES WILL BE LIMITED.

If we are considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, the ability of holders of our common stock to sell their shares may be limited by applicable regulations. If we are deemed a shell company, as a result of such classification, our investors would not be allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we would cease to be a shell company. In such event, this would likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities. Additionally, we would not be able to register our securities on Form S-8 (an abbreviated form of registration statement). We can provide no assurance or guarantee that we will not be considered a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Resultantly, investors would not be able to sell their shares and may lose their entire investment.

RISKS ASSOCIATED WITH PURCHASE OF OUR SHARES

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES ARE REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering.  We require a minimum of $80,000 from the offering to implement your business plan.  However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold in the offering to proceed.  If we raise only a nominal amount of the proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company. In addition, because there is no minimum offering amount, our ability to close the offering early poses a risk of loss of your investment in our company.

11

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value.  Additionally, as the Company was formed on January 31, 2022 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

MONEY RAISED IN THIS OFFERING WILL BE IMMEDIATELY AVAILABLE TO THE COMPANY AND INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Money raised in this offering will be immediately available to the company and our sole officer and director.  Investors do not have the right to withdraw invested funds.  Subscription payments will be paid directly to us and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the subscription.  Therefore, once an investment is made, investors will not have the use or right to return of such funds.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section.  However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes.  The failure of our management to use these funds effectively could result in unfavorable returns.  This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions.  There is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling at 40% of the shares and we receive the proceeds in the amount of $4,570,500 of this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $4,570,500 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

12

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange.  There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Pink Sheets (“OTC”) or other quotation service.  The OTC is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTC is not an issuer listing service, market or exchange.  Although the OTC does not have any listing requirements, to be eligible for quotation on the OTC, issuers must remain current in their filings with the SEC or applicable regulatory authority.  If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Pink Sheets or other quotation service.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTC that become delinquent in their required filings will be  removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Elements Ventures Group Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities.  If no market is ever developed for our common stock, or we do not sell sufficient shares or have sufficient shareholders to be quoted on the OTC, it will be difficult for you to sell any shares you purchase in this offering.  In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate, your shares without considerable delay, if at all.  In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $25,000.  We will have to utilize funds from Dmitry Kinslikh, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process.  However, Mr. Dmitry Kinslikh has no obligation to loan such funds to us and there is a verbal guarantee that he will loan such funds to us.  After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Pink Sheets or other quotation service.  To be eligible for quotation, issuers must remain current in their filings with the SEC.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.  Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Pink Sheets or other quotation service.

USE OF PROCEEDS

Our public offering of 6,000,000 shares is being made at a price per share is $0.35 with net proceeds of $2,075,000 after estimated offering expenses of $25,000.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $2,100,000 as anticipated.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Gross Proceeds from this Offering (1)	$525,000	$1,050,000	$1,575,000	$2,100,000

Shares Sold	1,500,000	3,000,000	4,500,000	6,000,000
Gross Proceeds	$525,000	$1,050,000	$1,575,000	$2,100,000
Total Before Expenses	$525,000	$1,050,000	$1,575,000	$2,100,000

Administrative Offering Expenses
Legal & Accounting	$20,000	$20,000	$20,000	$20,000
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$2,000	$2,000	$2,000	$2,000
SEC Filing Fee	$406.55	$406.55	$406.55	$406.55
Miscellaneous	$593.45	$593.45	$593.45	$593.45
Total Administrative Operating Expenses	$25,000	$25,000	$25,000	$25,000
Net Offering Proceeds	$500,000	$1,025,000	$1,550,000	$2,075,000

Operating Offering Expenses
Website Development	$30,000	$30,000	$40,000	$40,000
Software/ Product development	$362,500	$730,000	$1,097,500	$1,470,000
Marketing & Advertising	$7,500	$165,000	$152,500	$248,838
Salaries	$80,000	$80,000	$200,000	$256,163
Other operating expenses	$20,000	$20,000	$60,000	$60,000
Total Operating Expenses	$500,000	$1,025,000	$1,550,000	$2,075,000

We believe the net proceeds from the sale of all the shares we are offering, assuming all the shares are sold (of which you have no assurance), will be sufficient to fund our operational expansion goals assuming application of the proceeds as outlined above. See “Plan of Operations”. The board of directors reserves the right to reallocate the use of net proceeds, if, in its judgment, such reallocation will best serve its needs in meeting changes, developments and unforeseen delays and difficulties. Pending use, the net proceeds shall be invested in certificates of deposit, money market accounts, treasury bills, and similar short term, liquid investments with substantial safety of principal. We will not use any of the funds raised in this offering to repay any amounts due to our sole officer and director Dmitry Kinslikh.

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DILUTION

The price of the current offering is fixed at $0.35 per share.  This price is significantly higher than the valuation of the shares issued to our sole officer and director, Dmitry Kinslikh, which was $0.0001 per share for the 7,000,000 shares of common stock he earned from the Company. In addition, we have issued 4,570,000 shares to a number of shareholders at varying prices.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

	$2,100,000 Offering (100%)	$1,575,000 Offering (75%)	$1,050,000 Offering (50%)	$525,000 Offering (25%)
Number of current shares held	11,570,500	11,570,500	11,570,500	11,570,500
Number of new shares issued	6,000,000	4,500,000	3,000,000	1,500,000
Total number of new shares held	17,570,500	16,070,500	14,570,500	13,070,500

Net tangible book value before this offering	$(43,350)	$(45,350)	$(45,350)	$(45,350)
Net proceeds to the company	$2,100,000	$1,575,000	$1,050,000	$525,000
Net tangible book value after this offering	$2,054,650	$1,529,650	$1,004,650	$479,650

Assumed public offering price per share	$0.35	$0.35	$0.35	$0.35
Net tangible book value per share before this offering	$(0.0039)	$(0.0039)	$(0.0039)	$(0.0039)
Increase attributable to new investors	$0.1209	$0.0991	$0.0729	$0.0406
Net tangible book value per share after this offering	$0.1169	$0.0952	$0.0690	$0.0367
Dilution per share to new stockholders	$0.2331	$0.2548	$0.2810	$0.3133

Current Shareholders % after offering	65.85	72	79.41	88.52
Purchasers % after offering	34.15	28	20.59	11.48

As of August 31, 2023, the net tangible book value was $(12,181) or $(0.011) based upon 11,540,500 shares outstanding.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,570,500 shares of common stock offered for resale through this prospectus and it also covers the registration of the 6,000,000 shares of our common stock in a primary offering.  The 4,570,500 shares that were previously issued were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All of the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

•	the number of shares owned by each prior to this offering;
•	the total number of shares that are to be offered for each;
•	the total number of shares that will be owned by each upon completion of the offering; and
•	the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Lana Adamson	350,500	500	Nil	Nil
Deepti Agarwal	500	500	Nil	Nil
Rajeev Agarwal	500	500	Nil	Nil
Muhammed Ajram	500	500	Nil	Nil
Bhupinder Brar	500	500	Nil	Nil
Komaljit Brar	500	500	Nil	Nil
Amrit Singh Chahal	10,000	10,000	Nil	Nil
Jasmeet Chahal	10,000	10,000	Nil	Nil
Sergey Fedotov	500	500	Nil	Nil
Jagdeep Gill	500	500	Nil	Nil
Jasbir Gill	500,000	500,000	Nil	Nil
Jaswinder Gill	500,000	500,000	Nil	Nil
Tejpal Gill	500,000	500,000	Nil	Nil
Manjinder Kalirai	500	500	Nil	Nil
Navdeep Kalirai	500	500	Nil	Nil
Parlad Kalirai	500	500	Nil	Nil
Ramandeep Kalirai	500	500	Nil	Nil
Balwinder Kooner	500	500	Nil	Nil
Gurjeet Kooner	500,000	500,000	Nil	Nil
Daniel Kostin	500	500	Nil	Nil
Sergey Kuzhlev	200,000	200,000	Nil	Nil
Yuliya Kuzhleva	50,000	50,000	Nil	Nil
Rahul Maingi	500	500	Nil	Nil
Julia Milter	500	500	Nil	Nil
Sergey Milter	500	500	Nil	Nil
Jaskarn Rai	500,000	500,000	Nil	Nil
Teresa Safarian	10,000	10,000	Nil	Nil
Mehnoor Sandhu	500	500	Nil	Nil
Neeti Prabhjot Sandhu	500	500	Nil	Nil
Jaspreet Saran	500	500	Nil	Nil
Grace Sharma	500,000	500,000	Nil	Nil
Vladimir Sidelnikov	350,500	500	Nil	Nil
Simarpreet Singh	10,000	10,000	Nil	Nil
Sergejs Suhanovs	10,000	10,000	Nil	Nil
Vladimir Yevdokimov	10,000	10,000	Nil	Nil
Elena Znamenskaya	500,0,000	1,200,000	Nil	Nil
Roman Znamenski	50,000	50,000	Nil	Nil

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PLAN OF DISTRIBUTION

By Selling Stockholders

In connection with the sale of the common shares, agents may receive compensation from the selling stockholders or from purchasers of common shares for whom they may act as agents in the form of discounts, concessions or commissions.  The selling shareholders named herein may be deemed underwriters of the shares of common stock which they are offering and any profit on the resale of the common shares by them may be deemed to be underwriting discounts or commissions under such Act. We will not receive any proceeds from sale of shares by selling stockholders.

Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of any common shares otherwise than through a stockholders brokerage account a Prospectus supplement or post-effective amendment will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933

By Us

We are offering up to 6,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum. The offering price is $0.35 per share at a fixed price for the duration of the offering. This prospectus will permit our sole officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that they may sell. Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.35 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. Our board may choose to extend the offering for an additional 90 days if all of the shares are not sold at the end of 180 days from the effective date of this prospectus.

Our subscription agreement allows purchasers to purchase shares from us and requires that we promptly deliver a certificate representing the Shares, registered in the name of the Purchaser. As well, it grants the Purchaser a two-day cancellation right to cancel the subscription by sending notice to the Company by midnight on the 2nd business day after you the Purchaser signs the subscription agreement.

We have 11,570,500 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering 6,000,000 shares of its common stock for sale at the price of $0.35 per share.  There is no arrangement to address the possible effect of the offering on the price of the stock.  In connection with the Company’s selling efforts in the offering, Dmitry Kinslikh will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.

Dmitry Kinslikh is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Dmitry Kinslikh will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Dmitry Kinslikh is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, Dmitry Kinslikh will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Dmitry Kinslikh will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 6,000,000 shares being offered.  The price per share is fixed at $0.35 for the duration of this offering.  Although our common stock is not listed on a public exchange or other quotation service, we intend to seek to have our shares of common stock quoted on the OTC Pink Sheets or other quotation service.  In order to be quoted on the OTC Pink Sheets or other quotation service, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

15

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.35 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.  In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.  We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock.  Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share and 20,000,000 shares of preferred stock, par value $0.0001 per share.  As of August 31, 2023 there were 11,570,500 shares of our common stock issued and outstanding that are held by our shareholders, and no shares of preferred stock are issued and outstanding.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non- cumulative vote per share on all matters on which stock holders may vote.

Holders

As of January 3, 2024, we had had 38 holders of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors.  There are no contractual restrictions on our ability to declare or pay dividends.

Transfer Agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

16

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

We are a technology led company focused on bringing the healthcare technologies for the people to help them live a healthier and better life.

We are developing a Health and Fitness as well as Diet and Nutrition app rolled into one called “FITLY”. FITLY is a cutting-edge health and wellness platform that aims to revolutionize the way individuals approach fitness, food, and nutrition.

Why FITLY is a Cutting-Edge and Revolutionary Health and Wellness Platform:

1.	Hyper-Personalization with AI: The FITLY app surpasses generic fitness and nutrition plans. It utilizes advanced AI algorithms to analyze user data (biometrics, activity levels, dietary patterns, and preferences) to create truly individualized wellness plans. This dynamic adaptation ensures plans are always optimized for maximum results.
2.	Multi-Disciplinary Approach: FITLY understands that true wellness encompasses not just exercise and food. It integrates elements of mindfulness, stress management techniques, and sleep tracking. This holistic approach positions it as a revolutionary platform for overall health transformation.
3.	Gamification and Community: FITLY makes wellness engaging. Features like progress tracking, challenges, rewards systems, and a supportive user community foster motivation and long-term adherence, setting it apart from competitors.

Elements FITLY: Brazen and Protected Business Enablement

1.	Secure, Scalable Infrastructure: Explain that Elements FITLY is built upon a cloud-based architecture designed for maximum security and scalability. Client data is protected using best-in-class encryption and compliance measures like SOC2 (in due course).
2.	Automations that Save Time, Reduce Risk: Elements FITLY boasts automated features that streamline client communications, scheduling, and billing processes. These reduce administrative workload and minimize human error, freeing up valuable time for client service.

17

GENERAL DESCRIPTION OF OUR ACTIVITY

As an early-stage technology development enterprise, we are driven by great user experience and value addition of our futurecustomers, with full transparency and time-honored efficiency, matching top talent and creativity with global experience. Whether it’s a Health and Fitness App, with Diet and Nutrition App, or any planned enhancements and additions in the future, Elements FITLY delivers elegant, effective solutions to help our clients drive their business forward in the most brazen and protected manner. Monetizing a health tracking app with recipe features and the sale of wearable devices can be approached through several strategies. FITLY will have following potential monetization options:

•	Freemium Model: Offer the FITLY app for free with basic health tracking features, including a limited recipe database. Provide premium subscriptions that unlock advanced features, such as personalized meal plans, exclusive recipes, or access to a larger recipe library. Premium subscribers can also receive discounts on wearable device purchases.
•	In-App Purchases: Offer in-app purchases for additional recipe packs, specialized diet plans, or advanced nutritional insights. Users can buy these digital products within the app to enhance their diet and improve their health tracking experience.
•	Recipe Marketplace: Create a marketplace within the app where users can purchase recipe collections from renowned chefs, nutritionists, or popular brands. Take a commission on each recipe pack sale or charge a listing fee for participating sellers.
•	Affiliate Partnerships: Collaborate with wearable device manufacturers and earn a commission for every sale made through the app. Promote specific wearable devices that seamlessly integrate with the app's tracking capabilities and offer users a comprehensive health monitoring experience.
•	Sponsored Content and Advertising: Partner with health and wellness brands, food companies, or fitness influencers to feature sponsored content, such as sponsored recipes or health-related articles, within the app. Display targeted advertisements that align with the app's focus and the users' interests.
•	Wearable Device Bundles: Offer bundled packages that combine the app's premium subscription with the purchase of a wearable device. Users can enjoy a discounted price for the combined package, enhancing their overall health tracking experience.
•	Data Analytics and Insights: Aggregate anonymized user data and provide aggregated analytics and insights to health researchers, food companies, or wellness organizations. Offer subscription-based access or data licensing options to interested parties.
•	Partner Discounts and Rewards: Forge partnerships with health-related businesses, such as gyms, fitness studios, or health food stores, to provide exclusive discounts or rewards for app users. Users can redeem these offers by achieving specific health goals or engaging with the app's features.

We envision a multifaceted monetization strategy for FITLY to ensure sustainable revenue generation:

	Monetizing option	Description	Anticipated Fee/ Revenue Structure
1.	Freemium Model	Tiered subscription model	Basic - free Subscriptions starts at $12 per month
2.	In-App Purchases	Purchase of any custom programs, any merchandise	These averages at $40 per product or service
3.	Affiliate Partnerships	Partner with supplement or fitness equipment companies and earn commissions on sales driven through the app	The commission can range from 10% to 20%
4.	Sponsored Content and Advertising	Based on-intrusive advertising partnerships with relevant health and wellness brands (prioritizing a good user experience)	There can be different models for this and will be based on how many users we will acquire. Pricing can change significantly based on that & it is too early to comment on it
5.	Wearable Device Bundles		Can be made available with the premium subscription
6.	Data Analytics and insights	Offering anonymized and aggregated user data to market research firms in the health and wellness sector (with strict emphasis on privacy and security compliance)	This is again too early to comment on it. We may not directly monetize this but can be augmented to drive other segment revenues
7.	Partner discounts and rewards	Promoting partner products at the exclusive pricing for the members of the App	Charging ~10% of revenue on generated from partner merchandising

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This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter.  Our sole officer and director will be responsible for selling shares under this offering and no commission will be paid on any sales.  He will utilize this prospectus to offer the shares to friends, family and business associates.

We are a newly created company that has not realized any revenues through August 31, 2023 with a net loss of $51,549 for the period from inception to August 31, 2023.  To date our operations have been funded by loans from our sole officer and director, Dmitry Kinslikh and share subscriptions from our shareholders.  Our independent auditor, BF Borgers CPA PC has issued an audit opinion, which includes a statement expressing a doubt as to our ability to continue as a going concern.  Our address is 9980 Dufferin Street #20026, Vaughan, Ontario L6A 4M4 .  Our telephone number is (647) 405-1054.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or other quotation service.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Pink Sheets.  We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

FITLY Overview

FITLY is comprised of 2 main categories:

1.	Fitness – Workout, physical activity monitoring; and,
2.	Diet & Nutrition – focused on diet, food, calories tracking.

Elements FITLY will be an all fitness and nutrition related tracking, training and guidance app. Elements Fitly app will be highly docile and will be available for a number of devices like smartphones, web, pads smartwatches, fitness bands and many more.

It broadly categorizes its segments as follows:

•	Personal Trainer: FITLY will incorporate personal trainer app which has the pre-arranged workout and exercise routines, one best thing about this is that the user can choose the format of his/her routine exercise. For example, the workout can be in video format, illustrations format, three dimensional formats. It will also have the option to choose the level of difficulty based on their body and fitness goals. This is designed to make people feel more comfortable compared to the gym.
•	Diet and Nutrition: It covers entire aspects of the nutrition and the calorie amount of each food item is defined. Simultaneously, we can also get other information related to the daily diet chart. This will help those who are in must need of balancing their diet in order to maintain the healthy body state.
•	Yoga and Meditation: Yoga and meditation offer a powerful approach to holistic wellness, addressing both physical and psychological health. Research published in Harvard University and John Hopkins Institute indicates that regular yoga practice can lead to improvements in better mental health, improving mood and improving strength and flexibility free. Furthermore, studies have demonstrated meditation's effectiveness in reducing stress, anxiety & depression, improving focus, and enhancing emotional well-being [Source: National Institute of Health].

o https://www.health.harvard.edu/staying-healthy/yoga-for-better-mental-health

o https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3447533/

o https://www.hopkinsmedicine.org/health/wellness-and-prevention/9-benefits-of-yoga

o https://www.medicalnewstoday.com/articles/benefits-of-meditation

•	Activity Trainer: These are the most widely used apps, which actively tracks and monitors the user’s activities. These include the jogging, running, swimming, cycling, hiking and many more. The activity tracking will use various kinds of sensors to monitor and record the user’s activity information.

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FITLY Current State of Development:

Currently product mapping, overall features study is worked out and a preliminary system architectural design (high-level) is created; actual team hiring and tech development will start after we are able to raise sufficient funds.

	Module	Planned Features	Expected Timetable	Cost of Completion
1.	Personal Trainer	Trainer Profiles: by specialties (strength-training, yoga, calisthenics etc.), experience, client success stories, and availability.	This will be the first segment added Expected to be complete in 6 months	Entire product development for all of these modules will cost approx. $1.5 million

Direct Messaging: Secure in-app messaging for clients and trainers to communicate, ask questions, and provide feedback.

Personalized Workout Plans: create customized workout plans that include detailed descriptions, videos/demonstrations, sets, reps, and rest time recommendations. Plans will be adaptable based on the user's fitness level.

Progress Tracking: Metric tracking for weight, body measurements, before/after photos, performance stats, and the ability for trainers to add motivational notes.

Video Consultations: virtual training sessions, form correction, and enhanced engagement.

Advanced features: • Wearable integration • Group workout plans • Challenges • Advanced routines • Supplement recommendations

2.	Diet and Nutrition

• Food Logging & Calorie Tracking

• Personalized Meal Plans

• Hydration Tracking

• Progress Tracking

• Macro & Micronutrient Goal Setting

• Specialized Dietary Protocols

• Supplement Education & Integration

• Real-time Chat/Video Consultations

• Recipe Customization Service

Work to start after a system architectural progress is made on the 1st segment. Expected to start in 4th month and complete by 9th month

3.	Yoga & Meditation

• Yoga & Meditation Library

• Detailed Instructions with pictures & videos

• Customizable Sequences

• Progress Tracking

• Breathing Exercises (Pranayama)

• Mood Tracking

• Ambient Sounds & Music

• Wearable Integration

• Live Classes & Workshops

• Personalized Challenges

It will start after the 1st segment is complete. Expected to start by 6th month and complete by 9th month

4.	Activity Trainer

• GPS Tracking

• Indoor Mode

• Workout Plans and Templates

• Heart-Rate Monitoring (integration with wearables)

• Performance Analytics

• Virtual Races and Challenges

• Social Sharing

• Audio Cues

• AI-Powered Pacing

This segment will also commence along with segment 3 above and is expected to complete by 9th month.

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Below is the list of some of the most prominent features of the FITLY application:

•	Simple Registration Process: For a simple registration process, a user can add the login through the social media option for the end-users. It also adds another security layer by adding the facility of OTP or verification code with the user’s contact number.
•	Interactive User Profile: After the registration process, the user will fill up his/her details and other personal information such as name, date of birth, contact number and many more. Every user pleads to have a creative profile that’s highly interactive, to make the app more fun for them to use. Added functionalities will be implemented to keep up with the trend.
•	Social Media Integration: Social Media integration has now become a most wanted feature for not only the health and fitness applications but for all types of apps. All this is because the users like to update their whereabouts on their various social media platforms to maintain a constant number of followers. Integrating various social media platforms to FITLY application will also provide an increase in the online search for the brand.
•	Wearable Device Support: Smartwatches are the ones that most of the people are opting for. The community of wearable devices is growing at a significant rate so it won’t be a smart move to left out such a big part of the population. Smartwatches are expected to grow at 14.5% CAGR from 2023 to 2032 to reach $164.7B in market size (https://www.alliedmarketresearch.com/smartwatch-market). FITLY app will be user-friendly by giving support and adaptable for the wearable devices.
•	An option of Tracking: The field of fitness and health is the one where user likes to see the graph of progress, which is intended to check the previous state with the present state. So FITLY will provide its users with the option of tracking the data as well as the recording of their activity information. For example, provide the real-time data as per the activity or notify the users the number of calories they have burned in their recent activity.
•	GPS Support: The Geolocation feature or GPS support is the most essential to add to the app if there are physical activities like jogging, cycling, hiking, trekking running etc. while performing any physical activities the user can share the location with their friends or family. This feature is added to other functionalities of the app.
•	Push Notifications: Push Notifications is vital and if you are a regular reader of Mobile App Daily you may come to know the importance of push notifications especially in driving retention on your app. In a similar manner, the push notifications will remind the user of the daily health and fitness activities that App perform.
•	Video Format Tutorials: It is a fact that users prefer a video format when they want to learn new things. This preference is supported by industry research:

o According to a recent survey by Techsmith, 83% of consumers prefer watching video to accessing information or instructional content via text or audio.

o reports that users are more likely to retain information and understand complex concepts when presented through video tutorials compared to text-based manuals.

o https://blog.hubspot.com/marketing/how-video-consumption-is-changing

o https://www.techsmith.com/blog/video-statistics/

This trend highlights the importance of incorporating video content into our learning and knowledge-sharing modules within the FITLY app.

•	IAP Services: In-app purchases (IAPs) are a highly popular and effective revenue model for mobile and web applications. According to businessofapps.com, IAPs accounted for 48.2% of mobile app revenue in 2023. This prevalence highlights the potential of utilizing an IAP structure within our platform. https://www.businessofapps.com/guide/in-app-purchases/
•	Various Payment Options: In general, many people may think that payment feature is an optional thing, but if we look at the current state of mobile commerce, adding this feature is now equally important. Because if the app consists of the IAP feature, then you need to have the payment gateway feature to integrate with it. To make this feature more adaptable, instead of adding just a payment option include various payment options to provide the user with a better experience.

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Here is some further description of some features elements of the FITLY app:

• User Profile: Users will be able to save information about their health and body condition from the first training day.

• Activity Tracker: Adds the ability to set goals so users can see progress. Goals are about competing with yourself. Striving to become better every day needs to be encouraged. Make sure that for each new record or completed goal the status of the user is increased, or they receive virtual or real prizes.

• Gamification: Progress indicators and leaderboards are powerful motivators. The ability to compete with each other even at home boosts performance. Nike Run Club has an excellent option – you can share a goal with your friends. Choose a distance, date, invite friends and whoever does the best gets a gold medal.

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• Personal Mentor: The guidance of a highly qualified sports specialist can significantly enhance performance and reduce the risk of injury. Studies in [Source: The Sports Journal] have shown that athletes who work with coaches or trainers demonstrate greater skill development, improved technique, and increased motivation in comparison to those training independently. https://thesportjournal.org/article/a-coachs-responsibility-learning-how-to-prepare-athletes-for-peak-performance/

• Synchronization with Wearable Devices: Most users have several devices that help them track physical activity during sports. Smart devices have become very popular and today everyone tracks health metrics with their help. The user who has a smartwatch most likely bought them for a reason – they will want to use them in training, therefore, will prefer an application that will work in conjunction with their device.

*The above graphic represents screenshots from our FITLY app.

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Features that are implemented in FITLY diet & nutrition app:

•	Nutrition:

o Calendar: A built-in calendar can track eating habits.

o Meal Data: By entering information about every meal, users can analyze how well they eat every day.

o Photos: The app can recognize food in photos.

o Calorie Counter: This is the basic function of a food control app.

o Diet Tips: This feature will be useful for those who not only monitor nutrition but also want to lose weight.

•	Weight Loss Record:

o Dashboard: The app shows graph of calories consumed and burned and display the user’s progress.

o Diet Plan Based on User Goals: This feature allows the user to make his personal diet plan or set goals for weight loss proceeding from his physical indicators.

o Diet Suggestions:

•	Calorie Counter & Log:

o Calorie Counter: The app shows how many calories are in different foods.

o Food Log: Users are able to upload photos and descriptions of food consumed.

o Diet Suggesting: The app suggests ways to adjust the diet to achieve normal calorie intake.

o Barcode Scanner: Users are able to immediately calculate the number of calories by scanning product barcodes.

•	Healthy Recipes:

o Database of Recipes: Recipes are collected in a database and be sortable by category, ingredients, calories, and level of complexity.

o Ratings: The application allows users to rate recipes.

o Favorite Recipes: Users are able to create their own recipes and share them.

o Recipe Calorie Counter: A calorie calculator shows the calories in a particular dish.

o Recipe Search Form: Users are able to search recipes by keywords, ingredients, and calories.

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Our Technology Stack:

The Following is the technology stack for the Elements FITLY health and fitness app:

1.	Front-End Development:

a. Programming Languages: HTML, CSS, JavaScript (or TypeScript).

b. Framework/Libraries: React, Angular, or Vue.js for building interactive user interfaces.

c. Mobile Development: For native mobile app development, iOS apps may use Swift or Objective-C, while Android apps may use Kotlin or Java.

2.	Back-End Development:

a. Server-Side Programming Languages: Node.js (with Express.js), Python (with Django or Flask), Ruby (with Ruby on Rails), or Java (with Spring Framework).

b. Database Management System: PostgreSQL, MySQL, MongoDB, or other database systems to store user data, fitness records, and nutrition information.

3.	APIs and Integrations:

a. Third-Party APIs: Integration with fitness trackers, nutrition databases, payment gateways, and other relevant APIs to enhance app functionality.

b. RESTful API Design: Creating a well-structured and secure API to handle client-server communication.

4.	Cloud Services:

a. Cloud Hosting: Platforms like AWS (Amazon Web Services), Google Cloud Platform, or Microsoft Azure for hosting the app and managing server infrastructure.

b. Cloud Storage: Utilizing cloud-based storage services for handling media files and user data.

5.	Authentication and Security:

a. OAuth 2.0: For secure user authentication and authorization when integrating with third-party services.

b. Token-Based Authentication: To ensure secure and efficient user login and session management within the app.

6.	Analytics and Monitoring:

a. Analytics Tools: Integrating tools like Google Analytics or Mixpanel to track user behavior, app usage, and user engagement.

b. Error Tracking: Implementing services like Sentry or Rollbar to monitor and log application errors.

7.	Testing and Deployment:

a. Testing Frameworks: Tools like Jest, Mocha, or Jasmine for writing unit tests and end-to-end tests.

b. Continuous Integration and Deployment (CI/CD): Utilizing CI/CD tools like Jenkins, Travis CI, or CircleCI to automate testing and deployment processes.

8.	Version Control:

a. Git: Version control system to manage code changes and collaborate with team members effectively.

9.	User Interface (UI) Design:

a. Design Tools: Software like Sketch, Adobe XD, or Figma for creating UI/UX design prototypes.

10.	Communication and Collaboration:

a. Project Management: Tools like Jira, Trello, or Asana to manage tasks and collaborate on development.

b. Communication: Platforms like Slack or Microsoft Teams for team communication and coordination.

Our technology stack is carefully selected based on the app's requirements, scalability and security needs. Our sole officer and director is working with a dedicated team driven to bring FITLY to life. We are actively collaborating with experienced developers, designers, and health experts to ensure the platform's high quality and efficacy. We have assembled a team of specialized advisors and freelance professionals with expertise in software development, UI/UX design, and fitness and nutrition sciences. New team members will be added as per the stages of tech development. A well-considered technology stack will contribute to the app's performance, user experience, and long-term maintainability.

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Target Customers

Our Target Customers

•	Fitness Enthusiasts: These are individuals who are already dedicated to fitness and exercise regularly. They may use the app to track their workouts, set fitness goals, and monitor their progress.
•	Health-Conscious Individuals: People who prioritize their health and seek ways to maintain a healthy lifestyle. They may use the app to access nutrition information, receive meal planning assistance, and track their food intake.
•	Beginners and Newcomers: Individuals who are new to fitness and nutrition and are looking for guidance and support to start their fitness journey. The app can provide them with beginner-friendly workouts, easy-to-follow nutrition plans, and motivational content.
•	Weight Management Seekers: People aiming to lose or gain weight may use the app to track their calorie intake, monitor their weight progress, and receive personalized nutrition advice.
•	Busy Professionals: Individuals with busy schedules who find it challenging to allocate time for regular workouts and meal planning. The app can offer quick, efficient workouts and time-saving meal ideas.
•	Athletes and Sports Enthusiasts: People involved in sports and athletics may use the app to enhance their performance, receive specialized training plans, and optimize their nutrition for better results.
•	Specialized Diets: Individuals following specific dietary patterns, such as vegetarian, vegan, paleo, keto, or gluten-free, may use the app to find suitable recipes and meal plans aligned with their dietary choices.
•	Postpartum and Pre/Postnatal Individuals: Women who are pregnant or have recently given birth may use the app to access safe and appropriate workouts and nutrition guidance for their specific life stage.
•	Senior Citizens: Older adults looking to maintain their fitness and overall well-being. The app can provide senior-friendly workouts and nutrition tips.
•	Medical Conditions and Health Goals: People with specific health conditions (e.g., diabetes, hypertension) or medical weight management goals may use the app for personalized nutrition plans and exercise recommendations.

Customer Acquisition Strategies

•	Paid User Acquisition (UA): This is the process of gaining customers by acquiring them through advertising. Paid UA is a common way of customer acquisition for the apps that are targeted at consumers at large.

However, UA is more complicated than simply acquiring users. FITLY will track those users, calculate LTV and retain high value users. Not only will this lead to better ROI, but it will also give a great understanding of the app health. This is one of the efficient ways to identify ways in which the app can be optimized.

At this time, we do not have any existing relationships with advertisers for paid user acquisition or with content creators. We are committed to developing a comprehensive marketing and outreach strategy. This will include exploring potential partnerships with advertisers and content creators within the health and wellness space.

We recognize the importance of securing mutually beneficial agreements with potential partners. We are prepared to navigate the negotiations carefully, always prioritizing strategies that support our app's mission and our commitment to providing value to our users.

•	Social Media Marketing: More than one billion people are active on Facebook and over 100 million people use Instagram every month. According to Statista, the average internet user spends 2 hours and 23 minutes on social media every day.
•	Influencer Marketing: Social media influencers are content creators who have built a loyal following that is the target market for your fitness app. It’s possible to work with influencers to raise awareness of your brand. Moreover, this comes from a trusted source that has credibility with their audience. Research suggests that the influencer marketing industry is set to grow to approximately $13.8 billion in 2021 and 75% of companies are intending to dedicate a standalone budget to the channel. This is a critical marketing method for FITLY fitness app because of the results-based nature of fitness and health.
•	Content Marketing: Developing your content marketing strategy involves several different ways to reach your audience. Motivational content plays a large role in encouraging new users to begin their fitness journey. To capitalize on this, FITLY will frequently share user-generated content from app users on their social media pages. Creating engaging content on company’s social media is the key.
•	ASO (App store optimization): Investing in ASO is also crucial in ensuring that app is optimized and findable in the app stores. This is the practice of optimizing your app store listings. The aim here is to become visible to organic users and increase conversions by utilizing the category rankings.
•	Blog: Company’s website is a great way to find new users with SEO while also generating content for your social media channels. Creating a blog and offer content that represents the value of the company. Each blog will provide content based on popular search terms, requests from users, and analytics that show what users need to know to move forward.
•	Email Marketing: According to GetResponse, 47% of marketers rate email marketing as the most effective marketing channel. This practice is a great way to keep users engaged with your content.

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MARKET RESEARCH & POTENTIAL

The Health and Fitness App Market size was valued at USD 8.21 Billion in 2022 and is projected to reach USD 35.71 Billion by 2030, growing at a CAGR of 20.02% from 2023 to 2030.

Source: https://www.verifiedmarketresearch.com/product/health-and-fitness-app-market/

Fitness App Market Trends

The primary factor driving the market growth is the growing trend toward fitness and weight loss, the increasing prevalence of diseases such as diabetes, and the rising popularity of smart bands and smartwatch use drive the market growth. According to an article published by the World Economic Forum in September 2020, as people become more health conscious and adopt healthy lifestyles, such as eating healthy and organic foods instead of junk food, health and fitness worldwide are on the rise App downloads increased by 46%. In addition, the spread of the Internet and smartphones, improved product development capabilities, and enhanced recognition are other market growth opportunities.

For example, regarding the number of people participating in online fitness training, HealthifyMe launched a health and nutrition app in June 2020 that offers live, interactive training sessions. Moreover, these apps use machine learning, artificial intelligence, and other technologies to provide customers with personalized fitness plans. They also offer bespoke nutrition charts, off-equipment workout routines, step tracking, nutrition monitoring, and customized health and fitness trainers. However, paid app features and high-security risks may hamper the market growth. Health and fitness apps are based on cloud services, which increases the risk of personal data being leaked, negatively impacting market growth.

These apps are utilizing machine learning, artificial intelligence, and other technologies to offer personalized fitness plans to their customers. They also offer personalized diet charts, no equipment workout routines, track footsteps, monitor diet, and also provide personalized health and fitness coaches. Such offerings and advantages over brick and mortars are expected to increase the growth potential of the market. For instance, MyFitnessPal offers personalized diet and activity tracking to its users, generating a revenue of USD 6.7 million in June 2020. In addition, wearable technology has remained the leading fitness trend for 2019. Health and fitness apps show the highest retention rates across all categories with 96.0% of users using only one of these apps.

Another major factor aiding the market growth is the increasing penetration of smartphones worldwide. As per the Mobile Economy Survey 2018, smartphone penetration is projected to increase from 57.0% in 2017 to 77.0% by 2025. In addition, as per the Mobile Economy 2018 survey, unique mobile subscribers are anticipated to reach 5.9 billion by 2025. Moreover, the growing adoption of wearable devices including Fitbit and Apple Watch will further aid the market growth.

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(Source: Google image of how an activity can be monitored on wearables?)

About Diet and Nutrition App Market

Diet and nutrition tracking has been instrumental in the development of the diet and nutrition app market in recent years. The growing number of functionalities such as product scanners, calorie tracking, macro and micronutrient tracking, and activity tracking, among others, are expected to further the growth of the market.

The growing focus on new diets and dietary restrictions among the population has seen an increase in the number of diet-specific apps such as HappyCow which is a vegan diet-focused app. Other apps that have been highly functionalized to provide information and help customers track specific dietary requirements are becoming increasingly popular.

Diet and nutrition tracking apps are becoming increasingly popular among mobile application users. As per Apple App Store and Google Play Store data, health and nutrition apps account for 3% of all apps offered. There has been an increase in demand for multi-functional apps with multiple functionalities in recent years as people look for one-stop solutions for all their fitness-related needs.

The subscription model has become increasingly popular among app developers. Subscription packages allow developers to provide customized content to customers, generate a steady revenue stream, and allow for greater protection against IP theft. Subscription-based apps are also becoming increasingly popular as they allow customers to conduct trials before completing the purchase and allow for greater flexibility.

(Source: Google image of food and its calorie count)

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Current Challenges of Health & Fitness App Industry

•	Saturation of the Market: The market for health, fitness, food, and nutrition apps is becoming saturated, with numerous apps competing for users' attention. It can be challenging to stand out in such a crowded space.
•	User Retention and Engagement: Many apps struggle to keep users engaged over the long term. People often download multiple apps but may abandon them after a short period due to lack of motivation or difficulty in forming new habits.
•	Data Privacy and Security Concerns: With apps collecting sensitive health and nutrition data, users are increasingly concerned about data privacy and security. Meeting high standards for data protection is crucial to gaining and maintaining user trust.
•	Accuracy and Credibility: The accuracy and credibility of nutrition information and fitness recommendations provided by apps can be questionable. Users may be skeptical about the reliability of the guidance they receive.
•	Integration of Food and Nutrition with Fitness: Integrating food and nutrition features seamlessly into a fitness app can be challenging. Coordinating meal planning, tracking, and personalized nutrition advice with fitness data requires a sophisticated approach.

Our Solution and Differentiating Strategy:

To overcome these challenges and stand out in the market, Elements FITLY is adopting the following differentiating strategies:

•	Personalization and Customization: Offering a highly personalized experience to users based on their individual fitness goals, dietary preferences, and health conditions. Utilizing machine learning and data analytics to provide tailored workout plans and meal suggestions.
•	Scientific Backing and Expert Input: Partnering with certified nutritionists, dietitians, fitness trainers, and health experts to provide evidence-based information and recommendations. Citing reputable sources for nutrition content and fitness routines to establish credibility
•	Community and Social Engagement: Fostering a strong sense of community within FITLY app where users can interact, share their progress, and support each other. Social features and challenges will enhance engagement and encourage long-term app usage.
•	Gamification and Rewards: Implementing gamification elements to make the app more enjoyable and rewarding. Offer virtual badges, achievements, and rewards for completing fitness goals or making healthy food choices.
•	Seamless Integration and User Experience: Focus is on creating a smooth and user-friendly interface that seamlessly integrates fitness tracking with food and nutrition features. Users should find it effortless to record their workouts, log meals, and receive real-time feedback.
•	Data Privacy and Transparency: Prioritizing user data privacy and security. Clearly communicate your data handling practices and provide users with control over their data. Adhere to applicable data protection regulations.
•	Continuous Improvement and Updates: Regularly updating the app with new features, improvements, and content based on user feedback and changing trends in the health and fitness industry.
•	Partnerships with Brands and Influencers: Collaborating with reputable fitness brands and influencers to increase your app's visibility and credibility. These partnerships can also help with marketing and user acquisition efforts.

By addressing these challenges and adopting a differentiating strategy, FITLY app will certainly carve out a unique position in the market and attract a dedicated user base seeking a comprehensive and reliable health, fitness, food, and nutrition solution.

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Future Products Pipeline

•	IronGuard Encrypted Chat Application

Elements will also launch a communication app that allows users to conversate with each other via text, voice message, or video calls with high levels of encrypted communications. Users are not being tracked across this chat platform and messages are end-to-end encrypted. Its focus is on encryption and privacy.

The secure messenger market is one of the fastest growing in the software industry. Due to increasing privacy concerns, and a never-ending stream of various data breaches, more and more companies are starting to take their communication practices very seriously, and that makes them turn to secure messengers.

Elements chat can be used through a variety of devices, including (desktop) computers running on Linux, macOS, or Windows, as well as mobile phone and tablet applications (available on Android and iOS devices). This chat utility will be integrated into the other marketplaces for safe and secure communication with high regards to privacy. It will also be available for the users to use it independently without having to use the marketplace.

This encrypted chat utility will be able to integrate with other products and marketplaces and will create a secure communication within and outside of respective portals. Encrypted Chat model will be launched independently of current healthcare app and it will be launched in the open market. This encrypted chat model will be an independent app and will be sustainable on its own.

This chart was compiled by the company based on review and understanding of competing products. We acknowledge that the chart may contain some outdated information. However, this chart does not cover all the competitors that are available in the market. Further, the competitors that have shown in the comparative table/ chart may also keep adding new features and upgrading their apps.

The chart is a preliminary representation of our planned features. This comparative chart is created to indicate that our chat product will have certain competitive advantages. However, in the future at the time of its product development launch some of these features will have been offered by the competitors. We will be reviewing the positioning at the time of its launch. We are actively conducting market research to ensure our product remains competitive and addresses the evolving needs of our target audience. Based on this ongoing research, some features within the chart may be modified or even removed entirely before launch. Therefore, any updates to this specific chart at this stage would be counterproductive, as it may not reflect the final feature set.

o	Current Stage: Concept development and market research.
o	Milestones:

§ Prototype Development

§ Security & Encryption Protocol Design

§ Beta Testing

§ Full Launch

o	Commercialization Steps:

§ Identify target audience (e.g., privacy-conscious businesses, individuals)

§ Develop a go-to-market strategy (App Store Optimization, partnerships).

§ Establish a monetization model (e.g., subscription-based, in-app purchases)

o	Anticipated Costs: Expected development costs, security audit, marketing etc. will be in the range of $200,000.
o	Estimated Schedule: Development to start in year 2 (after all the FITLY modules are fully functional and necessary traction is generated).
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•	Elements 1site.pro – A Construction Project Management Tool

Elements 1site.pro is a specialized project management tool that empowers every stakeholder with construction ERP software. It helps in plan, schedule and execute project operations, reduce cost, monitor quality, safety and determine the scope of new construction projects.

It streamlines project drawing plans, operations, field work & client communication to function as a unified & standardized unit. Construction ERP software has been developed with many modules that work to integrate all aspects of a construction company.

Product Features:

o	Project Management: Provide tools to create and manage construction projects, including project timelines, milestones, and progress tracking.
o	Document Management: Enable the storage, organization, and sharing of important project documents such as blueprints, permits, contracts, and safety manuals.
o	Task and Activity Tracking: Allow users to create and assign tasks to team members, track their progress, set deadlines, and receive notifications for completed or overdue tasks.
o	Communication and Collaboration: Facilitate seamless communication between project stakeholders through features like in-app messaging, group chats, and real-time collaboration on documents.
o	Resource Allocation: Help manage and allocate resources such as equipment, materials, and manpower, ensuring optimal utilization and preventing conflicts or shortages.
o	Safety and Incident Reporting: Enable the reporting and tracking of safety incidents, accidents, and near-misses, with options to attach photos or videos, and provide access to safety guidelines and procedures.
o	Time and Attendance Tracking: Provide a system for tracking employee attendance, work hours, overtime, and leave requests, integrating with payroll or HR systems if needed.
o	Progress and Analytics: Generate reports and analytics to track project progress, productivity, resource utilization, and financial metrics, helping stakeholders make informed decisions.
o	Geolocation and Mapping: Utilize GPS and mapping features to locate construction sites, track equipment and materials, and visualize project data on interactive maps.
o	Change Management: Support the management of change orders, allowing users to track and document modifications to the original project scope, including cost and time impacts.
o	Equipment Maintenance: Enable scheduling and tracking of equipment maintenance and inspections, sending reminders for routine servicing and generating maintenance logs.
o	Subcontractor Management: Provide tools for managing subcontractors, including contract management, progress tracking, payments, and document sharing.
o	Quality Control and Inspections: Facilitate the creation and execution of quality control checklists, inspections, and punch lists, ensuring adherence to project specifications and standards.
o	Integration and Customization: Allow integration with other software systems, such as accounting or ERP systems, as well as customization options to adapt the app to specific project requirements.
o	Current Stage: Feature definition, competitor analysis. Already have domain expert knowledge required to initiate the software development work.
o	Milestones:

§ Software architecture design

§ UI/UX Development

§ Beta Testing

§ Industry-specific feature refinement

§ Launch

o	Commercialization Steps:

§ Target construction firms based on size and specialization.

§ Partner with industry associations.

§ Offer tiered pricing plans.

o	Anticipated Costs: Overall product development and product launch (including marketing and additional team) is expected to cost in the range of $400,000.
o	Estimated Schedule: We plan to start the development work by Q3 of 2nd year. We will review the market fitment, market analysis again before we undertake the development work in order to create its competitive positioning.

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•	Elements Ecotrack.pro – a carbon footprint measuring app

Ecotrack.pro is an App that evaluates the carbon footprint of any business or building, as well as an individual or family making it far reaching to all possible users.

Product Features:

o	Data Input and Calculation:

§ Energy Usage Tracking: Allow users to input and track energy consumption data, including electricity, heating, cooling, and water usage.

§ Transportation Tracking: Enable users to record their transportation methods and distances traveled, including commuting, business travel, and personal trips.

§ Waste Management: Provide options for users to input data on waste generation, recycling efforts, and waste disposal methods.

§ Material Consumption: Allow users to track and estimate the consumption of materials and resources used in construction, manufacturing, or operations.

§ Emission Calculation: Utilize established carbon footprint calculation methodologies to process the input data and generate carbon emission estimates.

o	Carbon Footprint Analysis:

§ Emission Breakdown: Present a detailed breakdown of carbon emissions by category, such as energy, transportation, waste, or materials, to identify the main contributors.

§ Benchmarking: Compare the carbon footprint of the business or building against industry or regional averages to provide context and identify areas for improvement.

§ Recommendations: Offer personalized recommendations and tips for reducing carbon emissions based on the analysis, including energy-saving measures, waste reduction strategies, or alternative transportation options.

§ Goal Setting: Allow users to set carbon reduction goals and track progress over time, providing motivation and a sense of accomplishment.

§ Carbon Footprint Reports: Generate comprehensive reports summarizing the carbon footprint analysis, emission sources, and trends over time.

§ Visualizations: Present data and emissions in visual formats such as charts, graphs, and interactive dashboards, aiding in understanding and decision-making.

§ Historical Data: Store and display historical emission data, enabling users to track changes and assess the effectiveness of implemented sustainability initiatives.

§ Comparative Analysis: Provide the ability to compare the carbon footprints of different time periods, locations, or business units for benchmarking and performance evaluation.

o	Sustainable decisions with transparent carbon footprint monitoring:

§ The Ecotrack.pro carbon footprint calculator enables, in addition to calculation and reporting, the development of products and operations to be climate friendly. With Ecotrack.pro, you can identify the easiest and most effective emission measures and communicate them reliably.

o	Current Stage: Data sourcing and methodology development.
o	Milestones:

§ Secure reliable carbon emission databases

§ Develop user-friendly calculation engine

§ Personalization features (lifestyle inputs)

§ Partner with sustainability organizations

§ Launch

o	Commercialization Steps:

§ Market to eco-conscious individuals and businesses.

§ Offer premium features (detailed reporting, offset options).

o	Anticipated Costs: Overall product development and product launch (including marketing and additional team) is expected to cost in the range of $400,000.
o	Estimated Schedule: We plan to start the development work by Q1 of 3rd year. We will review the market fitment, market analysis again before we undertake the development work in order to create its competitive positioning.

Prioritization Strategy

Due to potential resource constraints, we've devised a prioritization framework based on the following:

•	Market Potential: Assess the size, growth potential, and competitive landscape of each product's target market.
•	Alignment with Core Expertise: Prioritize products that leverage our existing strengths in healthtech and app development.
•	Feasibility: Evaluate technical complexity, development costs, and estimated time to market.

•	Other Future Plans:

Elements FITLY will keep on adding various components to this App to make it a holistic and one stop app for all health needs. We will foray into mental health and will build its content and library targeting the mental health aspect of the users (after addressing physical health and nutrition). Some other future plans include:

▪	Expanded Health Tracking: Expanding the app's health tracking capabilities to include features like sleep tracking, stress monitoring, and heart rate analysis can provide users with a more holistic view of their overall well-being.
▪	Smart Home Integration.
▪	Corporate Wellness Partnerships.

Revenue Model for the Encrypted Chat:

•	This is a streamlined free personal app that offers an excellent showcase of the platform’s secure communications possibilities.
•	At a future date, there will be a Pro version ($6 monthly) with more features for a reasonable price; it can be used for groups to discuss projects and maintain confidential communication all the way through.
•	The Enterprise version that adds third-party integration and on-premise deployment to the mix, which will be available only on the paid versions
•	Lastly, there will be a crisis communication edition, with the extreme levels of security designed for emergency events like malware attacks and breaches.
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RESEARCH AND DEVELOPMENT; INTELLECTUAL PROPERTY

We have no intellectual property except our trade names and web domain.  We do not own any patents and trademarks at this time, but we may pursue patents and or trademarks if we develop engineered products via our product line group.  We have not registered or trademarked “Elements Ventures Group Inc.” or any other trade names. There have not been any expenses incurred for any research or development other than the efforts of conducting research and analysis by our sole officer and director.

GOVERNMENTAL REGULATION

Our business model is a not subject to any material government regulations.  However, there is a risk that we could be adversely affected by current regional laws and regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive.  There is also a risk that a change in current laws could adversely affect our business.  In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations.  Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all activities or otherwise penalize the firm if found to not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority.  Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

COMPETITION

There are many players involved in Fitness Apps – some big and some small. Here is information on some of the biggest companies:

•	Fitbit: Recently acquired by Google to be part of the company's hardware division. Known for its popular fitness trackers.
•	MyFitnessPal: One of the most popular calorie trackers, with a huge database of food products.
•	Strava: A popular fitness app with the cycling community with a competitive King of the Hill mode.
•	Peloton: Seller of expensive cardio equipment and exercise livestreams that can be followed along at home.
•	AllTrails: Another route planning app used for outdoor activities such as hiking, climbing and snow sports.
•	FitOn: A fitness app which prides itself on offering free workout and meditation sessions.
•	BetterMe: An all-in-one health, fitness and wellness app that acts as a virtual health coach.
•	Sweat: A fitness app built for women, which has a large library of female trainers and workouts.
•	Zwift: A massively multiplayer online cycling game that lets you explore virtual worlds at home.
•	Leap Fitness: Publisher of the most popular free fitness apps on iOS and Google Play.
•	Sweatcoin: An app that rewards users for walking with sweatcoins, which can be exchanged for real-world goods.

Facilities

We currently rent our physical property in Ontario, Canada.  Our current address is 9980 Dufferin Street #20026, Vaughan, Ontario L6A 4M4 .  Our telephone number is (647) 405-1054.  This location serves as our primary office for planning and implementing our business plan.

Employees And Employment Agreements

We have no employees as of the date of this prospectus other than our sole officer and director, Dmitry Kinslikh who currently devotes approximately 40 hours per week to company matters.  After receiving funding, Mr. Kinslikh plans to devote, as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company.  As our business and operations increase, we will assess the need for full time management and administrative support personnel.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

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PLAN OF OPERATION

Our cash balance is $11,771 as of August 31, 2023.  We do not believe that our cash balance is sufficient to fund our operations beyond one year’s time.  However, our sole officer and director has verbally agreed to lend us funds in order to sustain our operations. During the period from inception till this time we had no revenue.

Our independent registered public accountant has issued a going concern opinion.  This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  There is no assurance we will ever reach that stage.  To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to expand operations, but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it our director Dmitry Kinslikh verbally agreed to provide additional cash for the Company.  We will not use the net proceeds from the offering to pay compensation to Mr. Kinslikh or to repay the loan from Mr. Kinslikh.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Gross Proceeds from this Offering (1)	$525,000	$1,050,000	$1,575,000	$2,100,000

Shares Sold	1,500,000	3,000,000	4,500,000	6,000,000
Gross Proceeds	$525,000	$1,050,000	$1,575,000	$2,100,000
Total Before Expenses	$525,000	$1,050,000	$1,575,000	$2,100,000

Administrative Offering Expenses
Legal & Accounting	$20,000	$20,000	$20,000	$20,000
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$2,000	$2,000	$2,000	$2,000
SEC Filing Fee	$406.55	$406.55	$406.55	$406.55
Miscellaneous	$593.45	$593.45	$593.45	$593.45
Total Administrative Operating Expenses	$25,000	$25,000	$25,000	$25,000

Net Offering Proceeds	$500,000	$1,025,000	$1,550,000	$2,075,000
Operating Offering Expenses
Website Development	$30,000	$30,000	$40,000	$40,000
Software/ Product development	$362,500	$730,000	$1,097,500	$1,470,000
Marketing & Advertising	$7,500	$165,000	$152,500	$248,838
Salaries	$80,000	$80,000	$200,000	$256,163
Other operating expenses	$20,000	$20,000	$60,000	$60,000
Total Operating Expenses	$500,000	$1,025,000	$1,550,000	$2,075,000

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director although there is no such formal agreement in writing.  As of August 31, 2023, our director has loaned us $34,880 on no interest terms.  We do not expect to purchase or sell plant or significant equipment.  Further we do not expect significant changes in the number of employees.  Upon completion of our public offering, our specific goal is to further develop and profitably sell our services.  Our plan of operations is as follows:

IT systems set-up along with Website

Time frames 1st to 4th month

Estimated costs: $30,000 - $40,000

Specifically, if only an estimated 25% of the offering is sold the Net Offering Proceeds will be used for setting up our IT systems, servers, website and communications. Beyond that, proceeds would be used for maintaining our ongoing reporting obligations to the SEC until at which time in the future we are able to secure additional funding.  Please see Use of Proceeds section for additional details.  This initial stage will provide the company with an online presence and also provide adequate communication capabilities with prospective customers, manufacturers and investors.  If adequate funds are not during this initial stage, the company will suspend spending on any communication infrastructure and focus meeting its requirements and obligations as a reporting company to the SEC.  If this becomes the case, then we will be delayed in progressing our plans.  This stage of building our communication network will be our main priority not only for compliance reasons but the ability to timely communicate with all intended parties.

Product Development Health & Fitness APP

Time Frame: 3rd to 9th month

Estimated costs: $360,000 - $1,470,000

In addition to the above, if an estimated only 50% of the offering is sold the Net Offering Proceeds will be used towards product selection and finalization as well as quality control testing measures. The overall product development is a lengthy process and various new modules will be added gradually. We will carry out the product development in various phases in which modules and functionality will be added in a staged manner considering the availability of funds. If 100% of the offering our goal is achieved, our product development will be completed within the above stipulated timeline. If only 25% of the offering goal is achieved, we will achieve the MVP (Minimum Viable Product) stage of the App.

If we achieve only 25% of our offering goal, we will adapt our development strategy to focus on a highly targeted minimum viable product (MVP). This initial MVP would include the following core functionalities:

1.	User onboarding: Users will be able to log-in, create their user profiles, access libraries etc.
2.	Build video/ audio libraries: create a minimum set of content for the MVP users to access and use
3.	Personal Trainer & Diet & Nutrition module: These modules have been explained in detail above.

However, in the MVP stage they will be ready although with limited content. While this scaled-back MVP would represent a simplified version of our full vision, it would still enable us to:

•	Test Market Validation: Gather early feedback on our core concept and value proposition.
•	Iterate Based on Data: Utilize user feedback to refine subsequent development phases and prioritize high-demand features.
•	Attract Seed Investment: Demonstrate initial traction and potential to secure additional funding for full product development.

We are confident that even with limited resources, we can deliver a compelling MVP that lays a strong foundation for future growth.

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Sales Development and digital marketing

Time Frame: 9th to 12th month

Estimated costs: $150,000 - $250,000

If only 75% of the offering is sold the Net Offering Proceeds will be used towards all of the above activities and towards commencing sales and marketing activities with some preparation towards production if and when sales orders are secured. The money will be utilized in creating a strong web presence and across the social media platforms via content strategy, online ads and sponsoring the events. The budgets of these will be on a slider scale proportionate to the funding raised via the offering

Salaries and Other Operating Expenses

Time Frame: 1st to 12th month

Estimated costs: $100,000 - $310,000

In addition to the above, if an estimated only 50% of the offering is sold the Net Offering Proceeds will be used towards salaries and other operating expenses which are essential for the business operations. These are required to support the overall product development process and support other business functions.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” above and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity.  Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.  In order to become profitable, we may still need to secure additional debt or equity funding.  We hope to be able to raise additional funds from an offering of our stock in the future.  However, this offering may not occur, or if it occurs, may not raise the required funding.  We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

SEC Filing Plan

We intend to become a reporting company in 2023 after our registration statement on Form S-1 is declared effective.  This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Limited operating history; and the need for additional capital.

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

During our last fiscal year, our monthly burn rate was approximately $3,434. However, this number is not an accurate reflection of our actual monthly cash requirement, as it will likely to be higher once we commence operations. We anticipate a monthly burn rate of approximately $10,000 per month after we commence operations.

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Results of Operations for Year Ending August 31, 2023 compared to the Year Ending August 31, 2022

Revenues

We have had no operating revenues since our inception on January 31, 2022to August 31, 2023.

Expenses and Net Loss

We incurred operating expenses in the amount of $41,202 for the year ended August 31, 2023, compared to total operating expenses of $40,467 for the period from January 31, 2022 (inception) to August 31, 2022.  The slight increase in operating expenses in 2023 can be attributed to the fact that we were incorporated in January 2022 and only had 7 months of operating history in 2022.

For the year ended August 31, 2023, our operating expenses were comprised of $10,094 in general and administrative expenses, $2,000 in payroll expenses, $28,748 in professional fees and $360 in depreciation expense.  For the period from January 31, 2022 (inception) to August 31, 2022, operating expenses were comprised of $718 in general and administrative expenses, $3,520 in payroll expenses, $36,130 in professional fees and $99 in depreciation expense.

Net loss for the year ended August 31, 2023, was $41,196 as compared with $40,493 during the period from January 31, 2022 (inception) to August 31, 2022.

For the year ended August 31, 2023, the Company recorded a loss per share of $0.00 as compared to $0.11 during the period from January 31, 2022 (inception) to August 31, 2022.

Liquidity and Capital Resources

As of August 31, 2023 we had cash reserves of $11,771, and a working capital deficit of $37,609.  For the period from January 31, 2022 (inception) to August 31, 2022 we had cash reserves of $11,447, and a working capital deficit of $4,013.  The increase in deficit was due to an increase operating activities. We require approximately $80,000 to implement our business plan.

Our CEO has agreed to provide funding necessary to cover minimal operations. Basic funding specifically means the costs such as legal, accounting, EDGAR, SEC reporting and minimal administration costs. Our CEO has not agreed to offer any funding that may be required to commence further operations or hire employees. The anticipated amount of this loan will not be known at until the time a loan is determined to be needed. The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward. There are no specific repayment terms. The arrangement with Mr. Kinslikh is open-ended, and it will consist of loans that we will be required to repay. Mr. Kinslikh is not obligated to make any further advances. We have no agreement, commitment or understanding to secure any such funding from any other source.

At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We have no plans regarding obtaining interim additional financing to sustain our business, and we do not have any arrangements or plans for arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Cash Used in Operating Activities

We used net cash in operating activities of $38,842 for the year ended August 31, 2023 compared to $40,368 used for the period from January 31, 2022 (inception) to August 31, 2022.  The slight decrease in the amount of cash used for operating activities was attributed to an increase in accrued expenses.

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Cash from Financing Activities

We have funded our business to date primarily from loans, notes payable and sale of common stock. We received loans from a related party of $20,000 during the year ended August 31, 2023 compared to $15,460 for the period from January 31, 2022 (inception) to August 31, 2022. We also received notes payable of $12,500 during the year ended August 31, 2023 compared to $nil for the period from January 31, 2022 (inception) to August 31, 2022. We also funded our business from sales of our common stock of $7,500 for the year ended August 31, 2023 compared to $39,500 for the period from January 31, 2022 (inception) to August 31, 2022.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.

Cash Used in Investing Activities

During the year ended August 31, 2023, the Company used $137 of cash in investing activities compared to using $3,019 in investing activities during the period from January 31, 2022 (inception) to August 31, 2022. The decrease in 2023 was due to a purchase of property and equipment that occurred in 2022.

Results of Operation for the Three Months Ended February 29, 2024 Compared to the Three Months February 28, 2023

Revenues

We have had no operating revenues since our inception on January 31, 2022 to February 29, 2024.

Expenses and Net Loss

Operating expenses from for the three months ended February 29, 2024 and February 28, 2023, consisted of general and administrative expenses of $1,076 and $1,602, respectively. During the three months ended February 29, 2024, we incurred $nil in payroll expenses compared to $2,000 for the same period in 2023. We also had $960 in professional fees for the three months ended February 29, 2024, compared to $nil for the same period in 2023. We incurred $155 in depreciation expense for the three months ended February 29, 2024, compared to $87 for the same period in 2023. The overall decrease in expenses was due to streamlining our operations.

Our net loss for the three months ended February 29, 2024 was $2,191 compared to $3,689 for the prior period.

Results of Operation for the Six Months Ended February 29, 2024 Compared to the Six Months Ended February 28, 2023

Revenues

We have had no operating revenues since our inception on January 31, 2022 to February 29, 2024.

Expenses and Net Loss

Operating expenses from for the six months ended February 29, 2024 and February 28, 2023, consisted of general and administrative expenses of $2,484 and $3,969, respectively. During the six months ended February 29, 2024, we incurred $nil in payroll expenses compared to $2,000 for the same period in 2023. We also had $7,620 in professional fees for the six months ended February 29, 2024, compared to $8,688 for the same period in 2023. We incurred $311 in depreciation expense for the six months ended February 29, 2024, compared to $182 for the same period in 2023. The overall decrease in expenses was due to streamlining our operations.

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Liquidity and Capital Resources

As reflected in the accompanying financial statements, the Company has an accumulated deficit of $45,350 at February 29, 2024.

For the six months ended February 29, 2024, we used $8,104 of cash in operating activities, compared to $11,357 for the six months ended February 28, 2023.

We used net cash of $nil in investing activities f for the six months ended February 29, 2024 compared to $1,207 in 2023.

Net cash received from financing activities for the six months ended February 29, 2024 was $5,000 compared to $27,500 provided by financing activities in the prior period.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Critical Accounting Policies

The preparation of our financial statements in accordance with United States generally accepted accounting principles requires that management make estimates and assumptions that impact the amounts reported in our Financial Statements and accompanying notes. Therefore, these estimates and assumptions affect reported amounts of assets, liabilities, revenue, expenses and associated disclosures of contingent liabilities. Management evaluates these estimates on an ongoing basis, utilizing historical experience, consultation with third parties and other methods considered reasonable in the particular circumstances. Nevertheless, actual results may differ significantly from our estimates. Any effects on our business, financial position or results of operations resulting from revisions to these estimates are recognized in the accounting period in which the facts that give rise to the revision become known. We consider our critical accounting policies and estimates to be those that require us to make more significant judgments and estimates when we prepare our financial statements and include the following:

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computers and Printers	5 years

For financial statements purposes, depreciation is computed under the straight-line method.

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Software Development Policy

In accordance with ASC 985-20-25, Costs of Software to Be Sold, Leased, or Marketed, software development costs are expensed as incurred until technological feasibility and marketability has been established, generally with release of a trial version for customer testing. Once the point of technological feasibility and marketability is reached, direct production costs (including labor directly associated with the development projects), indirect costs (including allocated fringe benefits, payroll taxes, facilities costs, and management supervision), and other direct costs (including costs of outside consultants, purchased software to be included in the software product being developed, travel expenses, material and supplies, and other direct costs) are capitalized until the product is available for general release to customers. We will amortize capitalized costs on a product-by-product basis. Amortization for each period is the greater of the amount computed using (i) the straight-line basis over the estimated product life (generally from 12 to 18 months, but up to 60 months), or (ii) the ratio of current revenues to total projected product revenues.

Capitalized software development costs are stated at the lower of amortized costs or net realizable value. Recoverability of these capitalized costs is determined at each balance sheet date by comparing the forecasted future revenues from the related products, based on management’s best estimates using appropriate assumptions and projections at the time, to the carrying amount of the capitalized software development costs. If the carrying value is determined not to be recoverable from future revenues, an impairment loss is recognized equal to the amount by which the carrying amount exceeds the future revenues.

ASC 730, Research and Development, established accounting and reporting standards for research and development. In accordance with ASC 730-10, costs we incur to enhance our existing products after general release to the public (bug fixes) are expensed in the period they are incurred and will be included in research and development costs. Research and development costs incurred prior to determination of technological feasibility and marketability and after general release to the public and charged to expense

The Company is intended to develop the software in-house and as of the reporting period, company didn’t incur any cost related the software development experience.

Translation Adjustment

For the year ended August 31, 2023, the accounts of the Company were maintained, and one bank statement was expressed, in CAD. Such statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with USD as the functional currency. According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital. Transaction gains and losses are reflected in the income statement.

Comprehensive Income/(Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the year ended August 31, 2023, is included in the statement of operations as a foreign currency translation adjustment.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

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Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of August 31, 2023.

Revenue recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table provides selected information about our management.

Name	Age	Positions
Dmitry Kinslikh	45	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Mr. Kinslikh has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since January 31, 2022. Our address is his address.

Dmitry Kinslikh is a CEO and entrepreneur who has made a name for himself in various industries. Mr. Kinslikh started his career in the medical industry, where he opened a chain of medical clinics in Toronto, Canada. He realized that there was a huge gap in the market for affordable and accessible healthcare, and he saw an opportunity to fill that gap. Mr. Kinslikh worked tirelessly to ensure that his clinics provided high-quality care at an affordable price. His clinics soon became a success, and he was able to expand his operations to other parts of Ontario.

From 2010 to 2014, Mr. Kinslikh founded and operated Sunnybrook Rehabilitation Center, which specializes in providing physical therapy to patients recovering from injuries and surgeries. The center has become one of the most popular rehabilitation centers in Canada, and it has helped thousands of patients regain their mobility and independence.

While Mr. Dmitry Kinslikh was running his medical clinics and rehabilitation center, he was also involved in the construction and excavation industry. He founded three companies, Primo Décor (2007-Curent), Excelsior (2010-2017), and Castleview (2017-2021), which specialize in providing construction and excavation services to commercial and residential clients.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified.  The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member.  Officers are elected by and serve at the discretion of the Board of Directors. Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

41

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors.

Involvement In Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

We have not paid our sole officer and director Mr. Kinslikh any cash or non-cash compensation since our inception to the date of this prospectus.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement with Mr. Kinslikh. We may enter into an employment agreement in the future.

DIRECTOR COMPENSATION

We have not compensated our directors for their service on our Board of Directors since our inception.  There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.

42

The percentages below are calculated based on 11,570,500 shares of our common stock issued and outstanding as of the date of this prospectus.  We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Owner	Title of Class	Number of Shares	Percent of Common Stock
			Before Offering	After Offering
				25% Sold	50% Sold	75% Sold	100% Sold
Dmitry Kinslikh 9980 Dufferin St. #20026, Vaughan, Ontario L6A 4M4	Common	7,000,000	60.5%	53.6%	48.0%	43.6%	37.7%
All directors and executive officers as a group (1 person)			60.5%	53.6%	48.0%	43.6%	37.7%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 31, 2022, Dmitry Kinslikh has loaned us $15,460.  The loan does not have any term, carries no interest and is not secured.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements included in this prospectus and in the registration statement have been audited by BF Borgers CPA PC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the common stock will be passed upon by Jackson L. Morris, Esq., St. Petersburg, Florida. He does not own any our common stock and we have no agreement to compensate him in our shares.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus.  This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules.  The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

43

INDEX TO FINANCIAL STATEMENTS

Elements Ventures Group Inc.

TABLE OF CONTENTS

AUGUST 31, 2023

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Elements Ventures Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Elements Ventures Group Inc. (the "Company") as of August 31, 2023 and 2022, the related statement of operations, stockholders' equity (deficit), and cash flows for the period January 31, 2022 (Inception) through the year ended August 31, 2022 and through the year ended August 31, 2023, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of the year ended August 31, 2023 and 2022, and the results of its operations and its cash flows for the period January 31, 2022 (Inception) through the year ended August 31, 2022 and through the year ended August 31, 2023, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

November 20, 2023

F-2

Elements Ventures Group Inc.

Financial Statements

For the Year Ended August 31, 2023

(expressed in US dollars)

F-3

Elements Ventures Group Inc.
Balance Sheet

	August 31, 2023	August 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$11,771	$11,447
Total current assets	11,771	11,447
Property and equipment
Property and equipment gross	3,117	2,981
Less: Depreciation	(440)	(87)
Property and equipment net	2,677	2,894
Total assets	$14,448	$14,341

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accrued expenses	2,000	—
Due to related party	34,880	15,460
Note payable	12,500	—
Total current liabilities	49,380	15,460

Total liabilities	$49,380	$15,460

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding as on February 28, 2023 and August 31, 2022.	$—	$—
Common stock: $0.0001 par value, 500,000,000 shares authorized, 11,570,500 shares and 11,540,500 shares issued and outstanding as on August 31, 2023 and 2022.	1,157	1,154
Additional paid in capital	45,843	38,346
Accumulated deficit	(81,689)	(40,493)
Accumulated other comprehensive loss	(243)	(126)
Total stockholders’ deficit	$(34,932)	$(1,119)
Total liabilities and stockholders' deficit	$14,448	$14,341

The accompanying notes are an integral part of these financial statements.
F-4

Elements Ventures Group Inc.
Statement of Operations

	For the year ended August 31, 2023	From the date of inception January 31, 2022 to August 31, 2022
REVENUE	$-	$-
OPERATING EXPENSES
General and administration expenses	10,094	718
Payroll expenses	2,000	3,520
Professio al fees	28,748	36,130
Depreciation expense	360	99
Total operating expenses	$41,202	$40,467

Other expense
Loss on disposal of asset	(6)	26
Total other expense	(6)	26

Net loss before taxes	$(41,196)	$(40,493)
Income tax	-	-
Net loss	$(41,196)	$(40,493)

Other comprehensive loss
Currency gain or (loss)	(59)	-
Foreign currency translation adjustment	(58)	(126)
Comprehensive loss	$(41,313)	$(40,619)

Net loss per common share - basic and diluted	$(0.00)	$(0.11)
Weighted average number of shares of common stock outstanding - basic and diluted	11,559,377	368,142

The accompanying notes are an integral part of these financial statements.
F-5

Elements Ventures Group Inc.
Statement of Stockholders’ Deficit
For the year ended August 31, 2022 and 2023

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Income	Total Stockholders' Deficit
Balance at inception at January 31, 2022	—	$—	$—	$—	$—	$—
Stock issued for cash	11,540,500	1,154	38,346	—		39,500
Foreign currency translation adjustment	—	—	—	—	(126)	(126)
Net loss for the year	—	—	—	(40,493)	—	(40,493)
Balance at August 31, 2022	11,540,500	$1,154	$38,346	$(40,493)	$(126)	$(1,119)
Shares issued for cash	30,000	3	7,497	—		7,500
Foreign currency translation adjustment	—	—	—	—	(117)	(117)
Net loss for year	—	—	—	(41,196)	—	(41,196)
Balance at August 31, 2023	11,570,500	$1,157	$45,843	$(81,689)	$(243)	$(34,932)

The accompanying notes are an integral part of these financial statements.
F-6

Elements Ventures Group Inc.
Statement of Cash Flows

	For the year ended August 31, 2023	From the date of inception January 31, 2022 to August 31, 2022
Cash Flows from Operating Activities:
Net loss	$(41,196)	$(40,493)
Adjustments to reconcile net loss to net cash used by financing activities:
Depreciation	360	99
Loss on sale of fixed asset	(6)	26
Increase (decrease) in accrued expenses	2,000
Net cash used in operating activities	$(38,842)	$(40,368)

Cash Flows from Investing Activities:
Purchase of property and equipment	(1,344)	(5,498)
Sale of property and equipment	1,207	2,479
Net cash used in investing activities	(137)	(3,019)

Cash Flows from Financing Activities:
Proceeds from related party	20,000	15,460
Repayment to related party	(580)	—
Proceeds from notes payable	12,500	—
Proceeds from sale of common stock	7,500	39,500
Net cash provided by financing activities	$39,420	$54,960

Net increase (decrease) in cash, cash equivalents and restricted cash	441	11,573
Effects of currency translation on cash	(117)	(126)
Cash, cash equivalents and restricted cash at beginning of the period	11,447	—
Cash, cash equivalents and restricted cash at end of the period	$11,771	$11,447

Supplemental Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.
F-7

ELEMENTS VENTURES GROUP INC.

NOTES TO THE FINANCIAL STATEMENT

AUGUST 31, 2023

Note 1: Nature of Operations and Continuance of Business

Elements Ventures Group Inc (the “Company”) was incorporated in the State of Wyoming on January 31, 2022.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the year ended August 31, 2023, the Company had no revenues and incurred a net loss of $41,196. As at August 31, 2023, the Company has a loss on working capital deficit of $34,932 and an accumulated deficit of $81,689.

Continuation as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and ultimately upon its ability to achieve profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These condensed financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management intends to obtain additional funding by issuing debt and equity financing.

Note 2: Significant Accounting Policies

Basis of Presentation

The results for the year ended August 31, 2023 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto included in the Company’s Annual Report for the year ended August 31, 2022, filed with the Securities and Exchange Commission.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the year ended August 31, 2023.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computers and Printers	5 years

For financial statements purposes, depreciation is computed under the straight-line method.

F-8

Software Development Policy

In accordance with ASC 985-20-25, Costs of Software to Be Sold, Leased, or Marketed, software development costs are expensed as incurred until technological feasibility and marketability has been established, generally with release of a trial version for customer testing. Once the point of technological feasibility and marketability is reached, direct production costs (including labor directly associated with the development projects), indirect costs (including allocated fringe benefits, payroll taxes, facilities costs, and management supervision), and other direct costs (including costs of outside consultants, purchased software to be included in the software product being developed, travel expenses, material and supplies, and other direct costs) are capitalized until the product is available for general release to customers. We will amortize capitalized costs on a product-by-product basis. Amortization for each period is the greater of the amount computed using (i) the straight-line basis over the estimated product life (generally from 12 to 18 months, but up to 60 months), or (ii) the ratio of current revenues to total projected product revenues.

Capitalized software development costs are stated at the lower of amortized costs or net realizable value. Recoverability of these capitalized costs is determined at each balance sheet date by comparing the forecasted future revenues from the related products, based on management’s best estimates using appropriate assumptions and projections at the time, to the carrying amount of the capitalized software development costs. If the carrying value is determined not to be recoverable from future revenues, an impairment loss is recognized equal to the amount by which the carrying amount exceeds the future revenues.

ASC 730, Research and Development, established accounting and reporting standards for research and development. In accordance with ASC 730-10, costs we incur to enhance our existing products after general release to the public (bug fixes) are expensed in the period they are incurred and will be included in research and development costs. Research and development costs incurred prior to determination of technological feasibility and marketability and after general release to the public and charged to expense

The Company is intended to develop the software in-house and as of the reporting period, company didn’t incur any cost related the software development experience.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Translation Adjustment

For the year ended August 31, 2023, the accounts of the Company were maintained, and one bank statement was expressed, in CAD.  Such statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with USD as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

Ccomprehensive Income/(Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the year ended August 31, 2023, is included in the statement of operations as a foreign currency translation adjustment.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of August 31, 2023.

Revenue recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

F-9

Note 3: Property and Equipment

The Company’s property and equipment primarily consists of computers and equipment and is being depreciated using the straight-line method over a period of five years. Property and equipment consisted of the following:

	August 31, 2023	August 31, 2023
Computers	$2,589	$2,453
Printers	528	528
Property and equipment, gross	$3,117	$2,981
Less Depreciation expenses	(440)	(87)
Property and equipment, net	$2,677	$2,894

Depreciation expense for the year ended August 31, 2023 and 2022 is $360 and $99.

Note 4: Related Party Transactions

During the year ended August 31, 2022 the President and Director of the Company loaned $15,460 towards working capital expenses.

During the three months ended February 28, 2023, the Company received $20,000 from the Director of the Company towards working capital expenses.

During the month of May 2023, the Company repaid $580 to the Director of the Company.

As at August 31, 2023 and 2022, the Company owed $34,880 and 15,460 to the President and Director of the Company, which is unsecured, non-interest bearing, and due on demand.

Note 5: Common Stock

On February 06, 2022, the Company issued, 7,000,000 shares of common stock to director for a cash proceeds of $1000.

During the month of February2022, the company issued a total of 1,000,000 common shares to various investors for a cash proceeds of $15,340.

During the month of March 2022, the company issued a total of 501,000 common shares to various investors for a cash proceeds of $150.

During the month of April 2022, the company issued a total of 525,000 common shares to various investors for a cash proceeds of $1,550.

During the month of June 2022, the company issued a total of 2,514,500 common shares to various investors for a cash proceeds of $21,460.

During the month of January 2023, the company issued a total of 30,000 common shares to various investors for a cash proceeds of $7,500.

There were 11,570,500 shares and 11,540,500 shares of common stock issued and outstanding as of August 31, 2023 and 2022.

F-10

Note 6: Note Payable

On July 24, 2023, the company received $12,500 from Angel Investors towards Notes Payable, which is unsecured, non-interest bearing, and due on demand.

As at August 31, 2023 and 2022 notes payable outstanding is $12,500 and $0

Note 7: Income Taxes

For the year ended August 31, 2023, the Company has incurred net losses and therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $81,689 at August 31, 2023 and will expire beginning in the year 2037.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% and 21% to the net loss before provision for income taxes as follows:

	For the year ended August 31, 2023	For the year ended August 31, 2022
Income tax expense (benefit) at statutory rate	$(8,651)	$(8,504)
Change in valuation allowance	8,651	8,504
Income tax expense	—	—

Net deferred tax assets consist of the following components as of August 31, 2023 and 2022:

	August 31, 2023	August 31, 2022
Gross deferred tax asset	$17,155	$8,504
Valuation allowance	(17,155)	(8,504)
Net deferred tax asset	—	—

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

	For the year ended August 31, 2023	For the year ended August 31, 2022
Statutory Federal Income Tax Rate	21%	21%
Non-taxable permanent differences	—	—
Change in valuation allowance	(21)%	(21)%
Income tax provision	—	—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $81,689 federal income tax reporting purposes could be subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company has no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of August 31, 2023.

Note 8: Subsequent Event

The Company evaluated all events or transactions that occurred after August 31, 2023 through April 25, 2024

F-11

Elements Ventures Group Inc.

Financial Statements

For the Six Months Ended February 29, 2024

(expressed in US dollars)

(unaudited)

F-12

Elements Ventures Group Inc.
Balance Sheet (Unaudited)

	February 29, 2024	August 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$8,664	$11,771
Total current assets	8,664	11,771
Property and equipment
Property and equipment gross	3,117	3,117
Less: Depreciation	(751)	(440)
Property and equipment net	2,366	2,677
Total assets	$11,030	$14,448

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	2,000	—
Accrued expenses	2,000	2,000
Due to related party	39,880	34,880
Note payable	12,500	12,500
Total current liabilities	56,380	49,380
Total liabilities	$56,380	$49,380

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding as on February 29, 2024 and August 31, 2023.	$—	$—
Common stock: $0.0001 par value, 500,000,000 shares authorized, 11,570,500 shares and 11,570,500 shares issued and outstanding as on February 29, 2024, and August 31, 2023.	1,157	1,157
Additional paid in capital	45,843	45,843
Accumulated deficit	(92,104)	(81,689)
Accumulated other comprehensive loss	(246)	(243)
Total stockholders’ deficit	$(45,350)	$(34,932)
Total liabilities and stockholders' deficit	$11,030	$14,448

The accompanying notes are an integral part of these financial statements.
F-13

Elements Ventures Group Inc.
Statement of Operations (Unaudited)

	For the three months ended February 29, 2024	For the three months ended February 28, 2023	For the six months ended February 29, 2024	For the six months ended February 28, 2023
REVENUE	$—	$—	$—	$—
OPERATING EXPENSES
General and administration expenses	1,076	1,602	2,484	3,969
Payroll expenses	—	2,000	—	2,000
Professional fees	960	—	7,620	8,688
Depreciation expense	155	87	311	182
Total operating expenses	$2,191	$3,689	$10,415	$14,839

Other expense
Loss on disposal of asset	—	—	—	(6)
Total other expense	—	—	—	(6)

Net loss before taxes	$(2,191)	$(3,689)	$(10,415)	$(14,833)
Income tax	—	—	—	—
Net loss	$(2,191)	$(3,689)	$(10,415)	$(14,833)

Other comprehensive loss
Foreign currency translation adjustment	—	—	(3)	(6)
Comprehensive loss	$(2,191)	$(3,689)	$(10,418)	$(14,839)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average number of shares of common stock outstanding - basic and diluted	11,570,500	11,555,722	11,570,500	11,548,069

The accompanying notes are an integral part of these financial statements.
F-14

Elements Ventures Group Inc.
Statement of Stockholders’ Deficit (Unaudited)
For the three and six months ended February 28, 2023

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Income	Total Stockholders' Deficit
Balance at November 30, 2022	11,540,500	$1,154	$38,346	$(51,637)	$(132)	$(12,269)
Shares issued for cash	30,000	3	7,497	—		7,500
Net loss for the three month ended	—	—	—	(3,689)	—	(3,689)
Balance at February 28, 2023	11,570,500	$1,157	$45,843	$(55,326)	$(132)	$(8,458)
Balance at August 31, 2022	11,540,500	$1,154	$38,346	$(40,493)	$(126)	$(1,119)
Shares issued for cash	30,000	3	7,497	—		7,500
Foreign currency translation adjustment	—	—	—	—	(6)	(6)
Net loss for the six month ended	—	—	—	(14,833)	—	(14,833)
Balance at February 28, 2023	11,570,500	$1,157	$45,843	$(55,326)	$(132)	$(8,458)

For the three and six months ended February 29, 2024

Balance at November 30, 2023	11,570,500	1,157	45,843	$(89,913)	$(246)	$(43,159)
Foreign currency translation adjustment	—	—	—	—	—	—
Net loss for the three month ended	—	—	—	(2,191)	—	(2,191)
Balance at February 29, 2024	11,570,500	$1,157	$45,843	$(92,104)	$(246)	$(45,350)
Balance at August 31, 2023	11,570,500	1,157	45,843	(81,689)	(243)	(34,932)
Foreign currency translation adjustment	—	—	—	—	(3)	(3)
Net loss for year	—	—	—	(10,415)	—	(10,415)
Balance at February 29, 2024	11,570,500	$1,157	$45,843	$(92,104)	$(246)	$(45,350)

The accompanying notes are an integral part of these financial statements.
F-15

Elements Ventures Group Inc.
Statement of Cash Flows (Unaudited)

	For the six months ended February 29, 2024	For the six months ended February 28, 2023
Cash Flows from Operating Activities:
Net loss	$(10,415)	$(14,833)
Adjustments to reconcile net loss to net cash used by financing activities:
Depreciation	311	182
Loss on sale of fixed asset	—	(6)
Increase (decrease) in accrued expenses	—	1,000
Increase (decrease) in accounts payable	2,000	2,300
Net cash provided by operating activities	$(8,104)	$(11,357)

Cash Flows from Investing Activities:
Sale of property and equipment	—	1,207
Net cash used in investing activities	—	1,207

Cash Flows from Financing Activities:
Proceeds from related party	5,000	20,000
Proceeds from sale of common stock	—	7,500
Net cash provided by financing activities	$5,000	$27,500

Net increase (decrease) in cash, cash equivalents and restricted cash	(3,104)	17,350
Effects of currency translation on cash	(3)	(6)
Cash, cash equivalents and restricted cash at beginning of the period	11,771	11,447
Cash, cash equivalents and restricted cash at end of the period	$8,664	$28,791

Supplemental Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.
F-16

ELEMENTS VENTURES GROUP INC.

NOTES TO THE FINANCIAL STATEMENT

FEBRUARY 29, 2024

Note 1: Nature of Operations and Continuance of Business

Elements Ventures Group Inc (the “Company”) was incorporated in the State of Wyoming on January 31, 2022.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended February 29, 2024, the Company had no revenues and incurred a net loss of $10,415. As at February 29, 2024, the Company has a loss on working capital deficit of $45,350 and an accumulated deficit of $92,104.

Continuation as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and ultimately upon its ability to achieve profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These condensed financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management intends to obtain additional funding by issuing debt and equity financing.

Note 2: Significant Accounting Policies

Basis of Presentation

The results for the period ended February 29, 2024, are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto included in the Company’s Annual Report for the year ended August 31, 2023, filed with the Securities and Exchange Commission.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period ended February 29, 2024.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computers and Printers	5 years

For financial statements purposes, depreciation is computed under the straight-line method.

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Software Development Policy

In accordance with ASC 985-20-25, Costs of Software to Be Sold, Leased, or Marketed, software development costs are expensed as incurred until technological feasibility and marketability has been established, generally with release of a trial version for customer testing. Once the point of technological feasibility and marketability is reached, direct production costs (including labor directly associated with the development projects), indirect costs (including allocated fringe benefits, payroll taxes, facilities costs, and management supervision), and other direct costs (including costs of outside consultants, purchased software to be included in the software product being developed, travel expenses, material and supplies, and other direct costs) are capitalized until the product is available for general release to customers. We will amortize capitalized costs on a product-by-product basis. Amortization for each period is the greater of the amount computed using (i) the straight-line basis over the estimated product life (generally from 12 to 18 months, but up to 60 months), or (ii) the ratio of current revenues to total projected product revenues.

Capitalized software development costs are stated at the lower of amortized costs or net realizable value. Recoverability of these capitalized costs is determined at each balance sheet date by comparing the forecasted future revenues from the related products, based on management’s best estimates using appropriate assumptions and projections at the time, to the carrying amount of the capitalized software development costs. If the carrying value is determined not to be recoverable from future revenues, an impairment loss is recognized equal to the amount by which the carrying amount exceeds the future revenues.

ASC 730, Research and Development, established accounting and reporting standards for research and development. In accordance with ASC 730-10, costs we incur to enhance our existing products after general release to the public (bug fixes) are expensed in the period they are incurred and will be included in research and development costs. Research and development costs incurred prior to determination of technological feasibility and marketability and after general release to the public and charged to expense

The Company is intended to develop the software in-house and as of the reporting period, company didn’t incurred any cost related the software development experience.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Translation Adjustment

For the period ended February 29, 2024, the accounts of the Company were maintained, and one bank statement was expressed, in CAD.  Such statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with USD as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

Ccomprehensive Income/(Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the period ended February 29, 2024, is included in the statement of operations as a foreign currency translation adjustment.

F-18

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of February 29, 2024.

Revenue recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

F-19

Note 3: Property and Equipment

The Company’s property and equipment primarily consists of computers and equipment and is being depreciated using the straight-line method over a period of five years. Property and equipment consisted of the following:

	February 29, 2024	August 31, 2023

Computers	$2,589	$2,589
Printers	528	528
Property and equipment, gross	$3,117	$3,117
Less Depreciation	(751)	(440)
Property and equipment, net	$2,366	$2,677

Depreciation expense for the period ended February 29,2024, and August 31, 2023 is $751 and $440.

Note 4: Related Party Transactions

During the year ended August 31, 2022 the President and Director of the Company loaned $15,460 towards working capital expenses.

During the three months ended February 28, 2023, the Company received $20,000 from the Director of the Company towards working capital expenses.

During the month of May 2023, the Company repaid $580 to the Director of the Company.

During the three months ended November 30, 2023, the Company received $5,000 from the Director of the Company towards working capital expenses.

As at February 29, 2024, and August 31, 2023, the Company owed $39,880 and 34,880 to the President and Director of the Company, which is unsecured, non-interest bearing, and due on demand.

Note 5: Common Stock

On February 06, 2022, the Company issued, 7,000,000 shares of common stock to director for a cash proceeds of $1000.

During the month of February2022, the company issued a total of 1,000,000 common shares to various investors for a cash proceeds of $15,340.

During the month of March 2022, the company issued a total of 501,000 common shares to various investors for a cash proceeds of $150.

During the month of April 2022, the company issued a total of 525,000 common shares to various investors for a cash proceeds of $1,550.

During the month of June 2022, the company issued a total of 2,514,500 common shares to various investors for a cash proceeds of $21,460.

During the month of January 2023, the company issued a total of 30,000 common shares to various investors for a cash proceeds of $7,500.

There were 11,570,500 shares and 11,540,500 shares of common stock issued and outstanding as of February 29, 2024, and August 31, 2023, respectively.

F-20

Note 6: Note Payable

On July 24, 2023, the company received $12,500 from Angel Investors towards Notes Payable, which is unsecured, non-interest bearing, and due on demand.

As at February 29, 2024 and August 31, 2023 notes payable outstanding is $12,500.

Note 7: Subsequent Event

As at March 20, 2024, 20,000 shares were issued to Capitale Matador Lee at the rate of $0.30 for the consideration amounting to $6,000. The Company evaluated all events or transactions that occurred after February 29, 2024, through April 25, 2024.

F-21

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company.

SEC Registration Fee	$407.70
Auditors Fees and Expenses	$10,000
Legal Fees and Expenses	$10,000
Transfer Agent Fees	$2,000
EDGAR Agent Fees	$1,000
Miscellaneous	$592.30
Total	$25,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Wyoming Business Corporation Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.  The indemnity is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-1

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On January 31, 2022, we issued 7,000,000 shares of common stock to Dmitry Kinslikh, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a price of $0.0001 per share, for an aggregate value of $700, the foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

We also issued the 4,570,500 shares that are being registered on this Form S-1 for resale. All of these shares were previously issued from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All of the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation*
3.2	Articles of Amendment*
3.3	Bylaws*
5.1	Opinion regarding the legality of the securities being registered*
23.1	Consent of BF Borgers CPA PC
23.2	Consent of Counsel, (included in Exhibit 5.1)*
99.1	Subscription Agreement*
107	Filing Fee Table*

* Previously filed

II-2

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vaughan, Provide of Ontario on the 25th day of April 2024

Elements Ventures Group Inc.

By:	/s/ Dmitry Kinslikh
Name:	Dmitry Kinslikh
Title:	President

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement

Signature	Title	Date

/s/ Dmitry Kinslikh	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	April 25, 2024
Dmitry Kinslikh

II-4